Exhibit 99.1
Twilio Announces First Quarter 2021 Results

•First Quarter Revenue of $590.0 million, up 62% Year-Over-Year
•First Quarter Revenue Dollar-Based Net Expansion Rate of 133%
SAN FRANCISCO--(BUSINESS WIRE)--May 5, 2021--Twilio (NYSE: TWLO), the leading cloud communications platform, today reported financial results for its first quarter ended March 31, 2021.
“We delivered another quarter of outstanding growth in Q1, as companies across industries and around the world continue to turn to Twilio’s customer engagement platform to drive their digital transformation,” said Jeff Lawson, Twilio’s Co-Founder and CEO. “Over the last year, one thing has become extremely clear: we are in the midst of a massive shift in the way companies engage with their customers that is driving a generational opportunity for Twilio."
First Quarter 2021 Financial Highlights
•Revenue of $590.0 million for the first quarter of 2021, up 62% year-over-year, including $44.6 million from Twilio Segment.

•GAAP loss from operations of $197.3 million for the first quarter of 2021, compared with GAAP loss from operations of $92.7 million for the first quarter of 2020.

•Non-GAAP income from operations of $17.3 million for the first quarter of 2021 compared with non-GAAP income from operations of $6.1 million for the first quarter of 2020.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.24 based on 167.2 million weighted average shares outstanding in the first quarter of 2021, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.68 based on 139.2 million weighted average shares outstanding in the first quarter of 2020.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $0.05 based on 180.6 million non-GAAP weighted average shares outstanding in the first quarter of 2021, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.06 based on 148.4 million weighted average shares outstanding in the first quarter of 2020.
Key Metrics and Recent Business Highlights
•More than 235,000 Active Customer Accounts as of March 31, 2021, compared to 190,000 Active Customer Accounts as of March 31, 2020. Active Customer Accounts as of March 31, 2021 include Twilio Segment customer accounts.

•Dollar-Based Net Expansion Rate was 133% for the first quarter of 2021, compared to 143% for the first quarter of 2020. Twilio Segment results do not impact the calculation of this metric in either period. Excluding the January 2020 contribution from Twilio SendGrid, the acquisition of which closed February 1, 2019, the dollar-based net expansion rate would have been 135% for the first quarter of 2020.

•5,482 employees as of March 31, 2021.

•Completed a follow-on offering of Class A common stock for aggregate net proceeds of $1.8 billion after offering expenses.
•Issued and sold $1.0 billion aggregate principal amount of senior notes. The net proceeds from the debt offering were approximately $985.1 million.

•Announced a partnership with Syniverse to accelerate the next wave of innovation in mobile communications and drive long-term growth, with the associated transactions expected to close before the end of 2021.

R&D Organizational Changes
The Company announced that its R&D function will be split into three units, each reporting to the CEO: Twilio Communications Platform, Twilio Data Platform, and the Twilio Core Platform. The Company has promoted Simon Khalaf, SVP & GM Communications Platform, and he will have responsibility over Twilio's core communications products, including streamlining and simplifying the product experience for our customers into an integrated omni-channel experience. The Company has also expanded the role of Peter Reinhardt, CEO of Twilio Segment, where he will be responsible for Twilio’s Data Platform, which combines SendGrid Email, SendGrid Marketing Campaigns, and Segment as a whole into a single platform effort to serve marketing workloads. Chee Chew, who has served as Twilio’s Chief Product Officer since January 2019, has decided to leave the Company effective May 17, 2021. The Company will commence a search for a new leader for the Twilio Core Platform.

Outlook
Twilio is initiating guidance for the second quarter ending June 30, 2021. This guidance includes the revenue contribution from Twilio Segment.

Q2 FY21 Guidance
Revenue (millions)	$591 - $601
Y/Y Growth	47% - 50%
Non-GAAP loss from operations (millions)	($27) - ($22)
Non-GAAP loss per share	($0.16) - ($0.13)
Non-GAAP basic shares outstanding (millions)	174
Conference Call Information
Twilio posted prepared remarks on its investor relations website at https://investors.twilio.com, and will host a Q&A conference call today, May 5, 2021, at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its first quarter 2021 financial results. Investors and analysts should register for the call in advance by visiting http://www.directeventreg.com/registration/event/4229332. A live webcast of the conference call, as well as a replay of the call, will be available on the investor relations website. Following the completion of the call through 11:59 p.m. (ET) on May 12, 2021, a replay will be available by dialing (800) 585-8367 (United States) or +1 (416) 621-4642 (non-U.S.) and entering passcode 4229332.
Twilio uses its investor relations website, its Twitter feed (@twilio), and the Twitter feed of Twilio's Chief Executive Officer, Jeff Lawson (@jeffiel), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer's toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s outlook for the quarter ending June 30, 2021, the impact on Twilio and its customers and partners related to COVID-19, Twilio’s expectations regarding its products and solutions, Twilio's expected business benefits and financial impacts from the Segment and ValueFirst acquisitions, and Twilio's expected business benefits and financial impacts from the Syniverse partnership and the associated transactions. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions; changes in the market for communications; the impact of COVID-19 on Twilio and its customers and partners; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s ability to retain customers and attract new customers; Twilio’s ability to effectively manage its growth; Twilio’s ability to compete effectively in an intensely competitive market; Twilio's ability to successfully integrate the Segment and ValueFirst acquisitions and risks that the anticipated benefits of the acquisitions of Segment and ValueFirst may not be fully realized or may take longer to realize than expected; risks that the anticipated benefits of the Syniverse partnership may not be fully realized and Twilio's ability to close the transactions associated with such partnership; and our ability to manage changes in network service provider fees that we pay in connection with the delivery of communications on our platform and the impact of those fees on our gross margin.
The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2020 filed on February 26, 2021. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Use of Non-GAAP Financial Measures
To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed:
Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, Twilio defines non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Operating Expenses. For the periods presented, Twilio defines non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Income from Operations and Non‑GAAP Operating Margin. For the periods presented, Twilio defines non‑GAAP income from operations and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Tax Rate. The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items that can vary in size and frequency. For fiscal 2020, the Company used a projected non-GAAP tax rate of 25%. For fiscal 2021, the Company uses a projected non-GAAP tax rate of 22%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in the Company’s geographic earnings mix, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate.
Non‑GAAP Net Income Attributable to Common Stockholders and Non‑GAAP Net Income Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net income attributable to common stockholders and non‑GAAP net income per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.
Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non‑GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly‑titled non‑GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP income (loss) from operations to GAAP loss from operations or non-GAAP net income (loss) per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Operating Metrics
Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts and Dollar-Based Net Expansion Rate.
Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Effective December 31, 2019, we round down the number of Active Customer Accounts to the nearest thousand.
Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers.
For historical periods through December 31, 2019, Twilio’s Dollar-Based Net Expansion Rate compared the revenue from Active Customer Accounts, other than large Active Customer Accounts that have never entered into 12-month minimum revenue commitment contracts with the Company, in a quarter to the same quarter in the prior year. For reporting periods starting with the three months ended March 31, 2020, Twilio's Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. As a result of the change in calculation of Dollar-Based Net Expansion Rate, unless specifically identified as being calculated based on total revenue, any Dollar-Based Net Expansion Rates disclosed by our Company in SEC filings, press releases and presentations prior to the date of our press release for the three months ended March 31, 2020, will not be directly comparable to our Dollar-Based Net Expansion Rates going forward.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$589,988	$364,868
Cost of revenue	291,684	171,333
Gross profit	298,304	193,535
Operating expenses:
Research and development	174,800	114,339
Sales and marketing	210,590	116,722
General and administrative	110,253	55,170
Total operating expenses	495,643	286,231
Loss from operations	(197,339)	(92,696)
Other expenses, net	(8,313)	(1,118)
Loss before provision for income taxes	(205,652)	(93,814)
Income tax provision	(890)	(977)
Net loss attributable to common stockholders	$(206,542)	$(94,791)

Net loss per share attributable to common stockholders, basic and diluted	$(1.24)	$(0.68)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	167,160,458	139,231,594

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31,	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$2,331,774	$933,885
Short-term marketable securities	3,375,284	2,105,906
Accounts receivable, net	257,854	251,167
Prepaid expenses and other current assets	129,063	81,377
Total current assets	6,093,975	3,372,335
Property and equipment, net	195,885	183,239
Operating right-of-use asset	241,328	258,610
Intangible assets, net	951,884	966,573
Goodwill	4,635,177	4,595,394
Other long-term assets	123,932	111,282
Total assets	$12,242,181	$9,487,433

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,511	$60,042
Accrued expenses and other current liabilities	293,658	252,895
Deferred revenue and customer deposits	93,516	87,031
Operating lease liability, current	46,239	48,338
Total current liabilities	499,924	448,306
Operating lease liability, noncurrent	214,456	229,905
Finance lease liability, noncurrent	19,933	17,856
Long-term debt	1,218,048	302,068
Other long-term liabilities	42,624	36,633
Total liabilities	1,994,985	1,034,768
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	171	164
Additional paid-in capital	11,618,698	9,613,246
Accumulated other comprehensive income	4,660	9,046
Accumulated deficit	(1,376,333)	(1,169,791)
Total stockholders’ equity	10,247,196	8,452,665
Total liabilities and stockholders’ equity	$12,242,181	$9,487,433

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(206,542)	$(94,791)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	59,592	32,239
Non-cash reduction to the right-of-use asset	11,711	8,023
Net amortization of investment premium and discount	4,240	343
Amortization of debt discount and issuance costs	3,373	6,178
Stock-based compensation	137,155	69,025
Amortization of deferred commissions	5,630	1,981
Allowance for credit losses	1,985	4,170
Value of donated common stock	9,405	2,701
Loss on extinguishment of debt	7,602	—
Other adjustments	3,089	1,866
Changes in operating assets and liabilities:
Accounts receivable	5,565	(23,123)
Prepaid expenses and other current assets	(29,912)	(8,130)
Other long-term assets	(15,232)	(5,759)
Accounts payable	(10,275)	(20,803)
Accrued expenses and other current liabilities	28,307	44,840
Deferred revenue and customer deposits	3,435	589
Operating lease liabilities	(12,053)	(7,008)
Other long-term liabilities	(2,570)	3,194
Net cash provided by operating activities	4,505	15,535
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and other related payments	(66,926)	(2,377)
Purchases of marketable securities and other investments	(1,640,499)	(228,025)
Proceeds from sales and maturities of marketable securities	356,824	316,992
Capitalized software development costs	(10,434)	(8,626)
Purchases of long-lived and intangible assets	(4,986)	(6,319)
Net cash (used in) provided by investing activities	(1,366,021)	71,645
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from a public equity offering	1,766,400	—
Payments of costs related to public offerings	(360)	—
Proceeds from issuance of senior notes	987,500	—
Payments of debt issuance costs	(130)	—
Principal payments on debt and finance leases	(2,751)	(1,954)
Proceeds from exercises of stock options	11,564	8,231
Value of equity awards withheld for tax liabilities	(2,774)	(1,674)
Net cash provided by financing activities	2,759,449	4,603
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(44)	—
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,397,889	91,783
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	933,885	253,735
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$2,331,774	$345,518

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Gross profit	$298,304	$193,535
Non-GAAP adjustments:
Stock-based compensation	2,717	1,837
Amortization of acquired intangibles	26,342	12,381
Non-GAAP gross profit	$327,363	$207,753
Non-GAAP gross margin	55%	57%

Research and development	$174,800	$114,339
Non-GAAP adjustments:
Stock-based compensation	(56,959)	(33,209)
Payroll taxes related to stock-based compensation	(10,729)	(3,791)
Non-GAAP research and development	$107,112	$77,339
Non-GAAP research and development as a % of revenue	18%	21%

Sales and marketing	$210,590	$116,722
Non-GAAP adjustments:
Stock-based compensation	(41,636)	(19,943)
Amortization of acquired intangibles	(18,694)	(7,864)
Payroll taxes related to stock-based compensation	(7,349)	(1,844)
Non-GAAP sales and marketing	$142,911	$87,071
Non-GAAP sales and marketing as a % of revenue	24%	24%

General and administrative	$110,253	$55,170
Non-GAAP adjustments:
Stock-based compensation	(35,843)	(14,036)
Amortization of acquired intangibles	(115)	(47)
Acquisition-related expenses	(2,764)	(302)
Charitable contributions	(9,405)	(2,701)
Payroll taxes related to stock-based compensation	(2,093)	(818)
Non-GAAP general and administrative	$60,033	$37,266
Non-GAAP general and administrative as a % of revenue	10%	10%

Loss from operations	$(197,339)	$(92,696)
Non-GAAP adjustments:
Stock-based compensation	137,155	69,025
Amortization of acquired intangibles	45,151	20,292
Acquisition-related expenses	2,764	302
Charitable contributions	9,405	2,701
Payroll taxes related to stock-based compensation	20,171	6,453
Non-GAAP income from operations	$17,307	$6,077
Non-GAAP operating margin	3%	2%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss attributable to common stockholders	$(206,542)	$(94,791)
Non-GAAP adjustments:
Stock-based compensation	137,155	69,025
Amortization of acquired intangibles	45,151	20,292
Acquisition-related expenses	2,764	302
Charitable contributions	9,405	2,701
Payroll taxes related to stock-based compensation	20,171	6,453
Amortization of debt discount and issuance costs	3,373	6,178
Income tax benefit related to acquisition	(366)	(162)
Provision for income tax effects related to Non-GAAP adjustments **	(1,465)	(1,645)
Non-GAAP net income attributable to common stockholders	$9,646	$8,353
Non-GAAP net income attributable to common stockholders as a % of revenue	2%	2%

Net loss per share attributable to common stockholders, basic and diluted*	$(1.24)	$(0.68)
Non-GAAP adjustments:
Stock-based compensation	0.76	0.47
Amortization of acquired intangibles	0.25	0.14
Acquisition-related expenses	0.02	—
Charitable contributions	0.05	0.02
Payroll taxes related to stock-based compensation	0.11	0.04
Amortization of debt discount and issuance costs	0.02	0.04
Income tax benefit related to acquisition	—	—
Provision for income tax effects related to Non-GAAP adjustments **	(0.01)	(0.01)
Dilutive securities	0.09	0.04
Non-GAAP net income per share attributable to common stockholders, diluted	$0.05	$0.06

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	167,160,458	139,231,594

Effect of dilutive securities (stock options, restricted stock awards, convertible debt and other activity)	13,442,439	9,171,167

Non-GAAP weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	180,602,897	148,402,761

* Some columns may not add due to rounding

** Represents the tax effect of the non-GAAP adjustments. For fiscal 2020, the Company used an estimated non-GAAP tax rate of 25%, and for fiscal 2021, the Company is using an estimated non-GAAP tax rate of 22%.

CONTACT:
Investor Contact:
Andrew Zilli
ir@Twilio.com

or

Media Contact:
Carolyn Bos
press@Twilio.com